QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.18

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENTS

        THIS FIRST AMENDMENT, dated as of December 14th, 2001, to the separate Note Purchase Agreements, each dated as of April 30, 2001, is by and among Flow International Corporation, a Washington corporation (the "Company"), John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Signature 4 Limited and Signature 5 L.P. (collectively, the "Noteholders"). Capitalized terms used herein without definition shall have the meanings set forth in the Note Purchase Agreements referred to below (including as amended hereby).

R E C I T A L S:

        A.    The Company and the Noteholders have heretofore entered into the separate Note Purchase Agreements, each dated as of April 30, 2001 (the "Note Purchase Agreements"), under and pursuant to which there are outstanding (a) the Company's 13% Senior Subordinated Notes, due April 30, 2008, in the aggregate principal amount of $35,000,000 (the "Notes") and (b) certain Warrants to purchase common stock of the Company (the "Warrants").

        B.    The Company and the Noteholders now desire to amend the Note Purchase Agreements in the respects, but only in the respects, hereinafter set forth.

        NOW, THEREFORE, the Company and the Noteholders, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1.    AMENDMENTS.

        Section 1.1.    Quarterly Financial Statements.    Subclauses (i) and (ii) of Section 7.1(a) of the Note Purchase Agreements are amended by deleting such subclauses in their entirety and inserting in lieu thereof the following:

          "(i)    a consolidated balance sheet of the Company and its Subsidiaries, and a consolidating balance sheet of the Company and Fresher Under Pressure, Inc., as at the end of such quarter,

          (ii)    consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and Fresher Under Pressure, Inc., for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,"

        Section 1.2.    Annual Financial Statements.    Subclauses (i) and (ii) of Section 7.1(b) of the Note Purchase Agreements are amended by deleting such subclauses in their entirety and inserting in lieu thereof the following:

          "(i)  a consolidated balance sheet of the Company and its Subsidiaries, and a consolidating balance sheet of the Company and Fresher Under Pressure, Inc., as at the end of such year, and

          (ii)  consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and Fresher Under Pressure, Inc., for such year,"

        Section 1.3.    Funded Debt Ratio.    The first sentence of Section 9.7 of the Note Purchase Agreements is amended by deleting such sentence in its entirety and inserting in lieu thereof the following:

          "Section 9.7.    Funded Debt Ratio.    As of the end of each fiscal quarter, the Company shall maintain, on a consolidated basis, a Funded Debt Ratio of not more than (a) 5.00 to 1 as at the fiscal quarters ending April 30, 2001 and July 31, 2001, (b) 6.50 to 1 as at the fiscal quarters ending October 31, 2001, January 31, 2002 and April 30, 2002 and (c) 5.00 to 1 as at the fiscal quarters ending July 31, 2002 and thereafter."

        Section 1.4.    Senior Funded Debt Ratio.    The first sentence of Section 9.9 of the Note Purchase Agreements is amended by deleting such sentence in its entirety and inserting in lieu thereof the following:

          "Section 9.9.    Senior Funded Debt Ratio.    The Company shall maintain, on a consolidated basis, a Senior Funded Debt Ratio of not more than (a) 3.75 to 1 as at the fiscal quarters ending April 30, 2001 and July 31, 2001, (b) 5.00 to 1 as at the fiscal quarters ending October 31, 2001, January 31, 2002 and April 30, 2002 and (c) 3.50 to 1 as at the fiscal quarters ending July 31, 2002 and thereafter."

SECTION 2.    CONSENT.

        Section 2.1.    Notwithstanding the provisions of Section 10.10(a) of the Note Purchase Agreements to the contrary, the Noteholders hereby agree that, so long as no Default or Event of Default has occurred and is continuing under the Note Purchase Agreements, the Company shall be permitted to prepay (a) up to 50% of the aggregate principal amount of the senior notes outstanding under the Senior Private Placement Agreement (which the parties hereto agree are outstanding in the aggregate principal amount of $8,571,286 on the date of this First Amendment) on or prior to January 31, 2002 and (b) the remaining balance of such senior notes on or prior to October 31, 2002, all on the terms set forth in the Sixth Amendment to the Senior Private Placement Agreement attached hereto as Exhibit D, as in effect on the date of this First Amendment.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        To induce the Noteholders to execute and deliver this First Amendment, the Company represents and warrants to the Noteholders (which representations and warranties shall survive the execution and delivery of this First Amendment) that:

          (a)  this First Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (b)  the execution, delivery and performance by the Company of this First Amendment (i) does not require the consent or approval of any governmental or regulatory body or agency, and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (ii)(A)(3) of this clause (b);

          (c)  as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

          (d)  attached hereto as Exhibit A, Exhibit B, Exhibit C and Exhibit D, respectively, are true, correct and complete copies of the following:

            (i)    Amendment Number Three to the Senior Credit Agreement dated as of July 31, 2001 (attached as Exhibit A);

            (ii)  Amendment Number Four to the Senior Credit Agreement dated on or about the date of this First Amendment (attached as Exhibit B);

            (iii)  the Fifth Amendment to the Senior Private Placement Agreement dated as of July 31, 2001 (attached as Exhibit C); and

            (iv)  the Sixth Amendment to the Senior Private Placement Agreement dated on or about the date of this First Amendment (attached as Exhibit D).

SECTION 4.    CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

        This First Amendment shall not become effective until, and shall become effective when:

          (a)  executed counterparts of this First Amendment, duly executed by the Company and the holders of at least 51% in aggregate principal amount of outstanding Notes, shall have been delivered to the Noteholders;

          (b)  the Noteholders shall have received (i) a fully executed copy of Amendment Number Four to the Senior Credit Agreement, and (ii) a fully executed copy of the Sixth Amendment to the Senior Private Placement Agreement;

          (c)  the representations and warranties of the Company set forth in Section 3 hereof shall be true and correct on and with respect to the effective date hereof and the execution and delivery by the Company of this First Amendment shall constitute the certification by the Company of the same; and

          (d)  each Noteholder shall have received, and the Company hereby agrees to pay to each Noteholder, an amendment and consent fee equal to 0.15% of the aggregate principal amount of the outstanding Notes held by such Noteholder as of the date of this First Amendment, such fee to be paid by wire transfer of immediately available funds in the manner provided in Schedule A to the Note Purchase Agreements. The Company's agreement to pay such fees shall constitute an obligation to be performed by the Company under the Note Purchase Agreements for purposes of Section 12(d) thereof.

Upon satisfaction of all of the foregoing, this First Amendment shall become effective.

SECTION 5.    MISCELLANEOUS.

        This First Amendment shall be construed in connection with and as part of the Note Purchase Agreements, and except as modified and expressly amended by this amendment, all terms, conditions and covenants contained in the Note Purchase Agreements, the Notes and the Warrants are hereby ratified and confirmed and shall be and remain in full force and effect. The obligations of the Company under the Note Purchase Agreements, the Notes and the Warrants shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Note Purchase Agreements, the Notes or the Warrants or applicable law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or (b) any other act or thing or omission or delay to do any other act or thing which could operate as or be deemed to be a discharge of the Company as a matter of law, other than payment in full of all obligations under the Note Purchase Agreements and the Notes and performance under the Warrants.

        Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this amendment may refer to the Note Purchase Agreements without making specific reference to this amendment, but nevertheless all such references shall be deemed to include this amendment unless the context otherwise requires.

        This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

        This First Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Washington, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

        Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington Law.

        IN WITNESS WHEREOF, the Company and the Noteholders have caused this First Amendment to be executed, all as of the day and year first above written.

THE COMPANY:
FLOW INTERNATIONAL CORPORATION
By	Michael R. O'Brien
Its	Chief Financial Officer

THE NOTEHOLDERS:
JOHN HANCOCK LIFE INSURANCE COMPANY
By

Its

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
By

Its

SIGNATURE 4 LIMITED
By John Hancock Life Insurance Company, as Portfolio Adviser
By

Its

SIGNATURE 5 L.P.
By John Hancock Life Insurance Company, as Portfolio Adviser
By

Its

ATTACHMENTS

Exhibit A    —    Amendment Number Three to Senior Credit Agreement

Exhibit B    —    Amendment Number Four to Senior Credit Agreement

Exhibit C    —    Fifth Amendment to Senior Private Placement Agreement

Exhibit D    —    Sixth Amendment to Senior Private Placement Agreement

QuickLinks

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENTS